EXHIBIT 4.1

SPECIFIC STOCK OPTION PLAN FOR THE SUBSCRIPTION OF SHARES TO BE ISSUED

SEPTEMBER 16, 2005

BENEFICIARIES NON-RESIDENT IN FRANCE FOR TAX PURPOSES

•	Description of the plan	1
•	Characteristics of the shares to be subscribed	2
•	Sale of shares	2
•	Practical aspects	3
•	Taxation	5
•	Management of the plan	5

•	Appendix 1:	Option exercise form
•	Appendix 2:	Request for conversion of shares to bearer form
•	Appendix 3:	Request for conversion of shares to bearer form
and sale of shares

The beneficiaries of the options to subscribe for newly issued shares are Senior managers and certain of SCOR Group employees designated by the Board of Directors.

All beneficiaries have received a personal letter informing them of the number of options they have been allocated and indicating the exercise price of the stock options.
The conditions for the exercise of the options are described hereafter.

The subscription price of the option shares (i.e., the option exercise price) is €1.66 per share.

This is the amount that must be paid by the beneficiary at the time they decide to exercise their option(s).

Each option gives the right to subscribe for one newly-issued share.

Beneficiaries may exercise their options on one or several occasions beginning 17 September 2009 until 15 September 2015 inclusive, for a minimum of 1000 shares per option exercise.

However, in the event of the beneficiary's death or disability (corresponding to the 2nd and 3rd categories of the French Social Security Code) or, if the Board of directors were to decide on an early vesting period in the event of a public tender offer for the purchase or exchange of the company's shares, the options may be exercised prior to 17 September 2009.

In the event of certain transactions affecting the company's share capital, the Board of Directors reserves the right to suspend temporarily the right of beneficiaries to exercise their options, for a maximum period of three months.

The right to exercise the options is subject to the condition that the beneficiary has not resigned or been dismissed or terminated as of the date the options are exercised. (The date of the postmark on the letter of resignation, dismissal, or termination, as the case may be, will be used to determine compliance with this condition.)

In the case of retirement, early retirement, relocation within the Group or secondment at the Group’s request to another company, beneficiaries may exercise their options from 17 September 2009 until expiry of the plan, i.e. until 15 September 2015 inclusive.

The right to exercise options to subscribe for shares may be neither sold nor gifted.

Nevertheless, in the event of the death of the beneficiary, whether actively employed or retired, his or her heirs may, in accordance applicable law, exercise all or part of their options but only within six months of the beneficiary's death, even if this occurs before 17 September 2009.

The full amount of the exercise price must be paid when the options are exercised.

Beneficiaries who wish to obtain financing for the exercise of their options must contact their bank or financial institution prior to exercising their options.

In theory, the number of option offered and the subscription price are fixed until the expiration of the options. However, French law provides for limited adjustments when certain transactions affecting the company's share capital modify the initial conditions of the award of the options.

The shares that are subscribed pursuant to the exercise of the options will be recorded in the beneficiary's individual share account to be opened by BNP PARIBAS Securities Services.

Beneficiaries will not have to pay any custodial or management fees while the shares remain registered in their name at BNP PARIBAS Securities Services.

Upon exercise of the options, beneficiaries have the same rights to dividends as prior shareholders. Therefore, shares acquired upon exercise of the options will entitle the holder to the next dividend payable by the company.

Shares acquired through the exercise of options may be immediately sold as soon as they are subscribed.

As the shares may only be sold on the stock exchange in the form of bearer shares, beneficiaries will be required to convert their shares to bearer shares prior to selling them.

Beneficiaries wishing to exercise their options must send the following documents to BNP PARIBAS Securities Services: (1)

•      The option exercise form (Appendix 1), duly completed and signed, which serves as an order for the subscription of shares;

•      Either a cashier's check for the full amount of subscription price made out to BNP PARIBAS Securities Services, or a funds transfer to the following account details: BIC Code/SWIFT: PARBFRPPXXX; account number: 41329 00001 0000084009P 04. All payments must be made in EUROS to BNP PARIBAS Securities Services.

Shares subscribed will be available to the beneficiary following a 10 day period in the case of payment by cashier's check. In the case of payment by funds transfer, the shares will be available immediately.

The date of receipt by BNP PARIBAS Securities Services of the option exercise form together with payment shall be considered as option exercise date and the share subscription date.(2)

A confirmation notice (see MANAGEMENT OF THE PLAN) will be sent to beneficiaries a few days after the operation has been executed.

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(1) BNP PARIBAS Securities Services – GIS Emetteurs Stock Options - 75450 PARIS Cedex 09 - FRANCE

(2) The opening stock exchange price for SCOR shares on this date shall be used for determining capital gains (concerns only French resident beneficiaries).

Beneficiaries may opt to sell their shares by one of two means:

1)      By having the shares transferred to their own financial intermediary, who will effect the sale.

To do this, beneficiaries must send the following documents to BNP PARIBAS Securities Services:

•       The Request for conversion of shares to bearer form (Appendix 2), duly completed and signed,

•       the details of the financial intermediary (bank, broker, savings institution, etc.) to which the shares should be transferred, in the form of a Bank Identification Statement.

Note: transferring shares to an account domiciled outside France often takes a considerable amount of time (up to several weeks for some financial institutions), regardless of the country involved.

2)    By asking BNP PARIBAS Securities Services to sell their shares ‘AT MARKET ORDER’ (the shares will be sold at the current market price) or ‘AT A LIMIT PRICE’ (the shares will may not be sold below the indicated share price).

To do this, beneficiaries must send the following documents to BNP PARIBAS Securities Services:

•     Request for conversion of shares to bearer form and sale of shares (Appendix 3), duly completed and signed,

•     a Bank Identification Statement providing full bank account details of the account to which the proceeds from the sale of the shares, less fees and taxes, should be transferred.

For this transaction, stock exchange brokerage fees together with BNP PARIBAS Securities Services’ order commission will be deducted from the gross proceeds realized on the sale of the shares.

Beneficiaries not residing in the EEC may be subject to other taxes.

In principle the tax and social security legislation applicable is that of the country in which the beneficiary is domiciled.

Beneficiaries are responsible for informing themselves of and complying with their obligations arising from the grant or exercise of the options or the subsequent sale of shares pursuant to applicable tax, social security or other regulations and shall bear any and all expenses resulting therefrom.

Summary information with respect to the United States federal tax consequences of the grant and exercise of options and subsequent sale of shares is described below under "FEDERAL INCOME TAX CONSEQUENCES."

The shares acquired upon the exercise of the options will be managed by BNP PARIBAS Securities Services.

Upon the exercise of each option, a confirmation notice will be sent to beneficiaries containing the following information:

•     the date of the exercise of option,

•     the number of shares subscribed,

•     the total cost of shares subscribed,

•     the number of shares remaining under option, if any.

APPENDIX 1

Document à adresser à / Document to be sent to : BNP PARIBAS SECURITIES SERVICES G.I.S. EMETTEURS LES COLLINES DE L’ARCHE 75450 PARIS CEDEX 09	Plan d’Options de souscription d’actions SCOR du 16 septembre 2005 SCOR Stock Option Plan dated September 16, 2005

DEMANDE de LEVÉE IRRÉVOCABLE SIMPLE

FINANCEMENT ASSURÉ PAR LE BÉNÉFICIAIRE DÈS LA SIGNATURE
DU PRÉSENT BULLETIN

REQUEST FOR THE IRREVOCABLE EXERCISE OF OPTIONS

PAYMENT PROVIDED BY THE BENEFICIARY UPON SIGNATURE OF THE PRESENT FORM

Nom et prénom (en majuscules) Surname and name (in all uppercase)
Date et lieu de naissance (mention obligatoire) Date and place of birth (required information)	I___/___/_____I I________________________I I____I I________________________I Date de naissance Lieu de naissance : Ville, Département, Pays Date of birth Place of birth : City, County, Country
Nationalité / Nationality
Numéro de Sécurité Sociale (for French residents only)	I___I___I___I___I____I____I
Adresse du domicile fiscal Address of tax residence
Adresse courrier (si différente) Mailing address (if different)

Ayant reçu du Conseil d’Administration de la société SCOR, en date du 31 août, 2005, une attribution d’options de souscription d’actions SCOR au prix d’exercice de € 1,66 déclare demander la levée irrévocable[1] des options dont je suis titulaire et en conséquence souscrire ........................... actions SCOR (minimum 1000 actions par souscription).

Pursuant to the decision taken by the Board of Directors of SCOR on August 31, 2005 to grant options to subscribe to shares of SCOR at an exercise price of €1.66, I hereby request the irrevocable exercise[1] of the options of which I am a beneficiary and, accordingly, subscribe for................... shares of SCOR (minimum 1000 shares per subscription).

FINANCEMENT DE LA LEVEE (nombre d’actions souscrites x prix d’exercice)

PAYMENT FOR EXERCISE OF OPTIONS(number of shares subscribed multiplied by the exercise price)

Je joins à ce document un chèque bancaire ou postal libellé à l’ordre de BNP Paribas Securities Services ou un virement en euros sur le compte : BIC Code / SWIFT: PARBFRPPXXX, numéro : 41329 00001 0000084009P 04 de ..................... € représentant le montant de ma levée d’options.

I enclose a cashier’s check made out to BNP Paribas Securities Services or a funds transfer in euros to the following account: BIC Code / SWIFT: PARBFRPPXXX; account number: 41329 00001 0000084009P 04 in an amount of €.......................................... representing the total amount due upon the exercise of the options.

FORME JURIDIQUE DES TITRES

Legal Form of Shares

Les actions SCOR issues de ma levée d’options seront inscrites au moment de leur levée au nominatif pur sur un compte à mon nom auprès de BNP Paribas Securities Services.

The SCOR shares issued upon the exercise of the options will be held in registered form in an account opened in my name at BNP Paribas Securities Services.

Fait à / Done at : ............................... Date / Date : ..................................... Signature [2] : ....................................

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APPENDIX 1

Document à conserver par : Document to be retained by: SCOR Direction Ressources Humaines	Plan d’Options de souscription d’actions SCOR du 16 septembre 2005 SCOR Stock Option Plan dated September 16, 2005

DEMANDE de LEVÉE IRRÉVOCABLE SIMPLE

FINANCEMENT ASSURÉ PAR LE BÉNÉFICIAIRE DÈS LA SIGNATURE

DU PRÉSENT BULLETIN

REQUEST FOR THE IRREVOCABLE EXERCISE OF OPTIONS

PAYMENT PROVIDED BY THE BENEFICIARY UPON SIGNATURE OF

THE PRESENT FORM

Nom et prénom (en majuscules) Surname and name (in all uppercase)
Date et lieu de naissance (mention obligatoire) Date and place of birth (required information)	I___/___/_____I I________________________I I____I I________________________I Date de naissance Lieu de naissance : Ville, Département, Pays Date of birth Place of birth : City, County, Country
Nationalité / Nationality
Numéro de Sécurité Sociale (for French residents only)	I___I___I___I___I____I____I
Adresse du domicile fiscal Address of tax residence
Adresse courrier (si différente) Mailing address (if different)

Ayant reçu du Conseil d’Administration de la société SCOR, en date du 31 août 2005, une attribution d’options de souscription d’actions SCOR au prix d’exercice de € 1,66 déclare demander la levée irrévocable [1] des options dont je suis titulaire et en conséquence souscrire ...................................... actions SCOR (minimum 1000 actions par souscription).

Pursuant to the decision taken by the Board of Directors of SCOR on August 31, 2005 to grant options to subscribe to shares of SCOR at an exercise price of € 1.66, I hereby request the irrevocable exercise [1] of the options of which I am a beneficiary and, accordingly, subscribe for ..................................... shares of SCOR (minimum 1000 shares per subscription).

FINANCEMENT DE LA LEVEE (nombre d’actions souscrites x prix d’exercice)

PAYMENT FOR EXERCISE OF OPTIONS(number of shares subscribed multiplied by the exercise price)

Je joins à ce document un chèque bancaire ou postal libellé à l'ordre de BNP Paribas Securities Services ou un virement en euros sur le compte :

BIC Code / SWIFT: PARBFRPPXXX, numéro : 41329 00001 0000084009P 04 de ................................. € représentant le montant de ma levée d'options.

I enclose a cashier's check made out to BNP Paribas Securities Services or a funds transfer in euros to the following account:

BIC Code / SWIFT: PARBFRPPXXX ; account number: 41329 00001 0000084009P 04 in an amount of € ........................ representing the total amount due upon the exercise of the options.

FORME JURIDIQUE DES TITRES

Legal Form of Shares

Les actions SCOR issues de ma levée d’options seront inscrites au moment de leur levée au nominatif pur sur un compte à mon nom auprès de BNP Paribas Securities Services.

The SCOR shares received upon the exercise of the above options are to be held in registered form in an account opened in my name at the Issuers Department of BNP Paribas Securities Services.

Fait à / Done at : ............................... Date / Date : ..................................... Signature [2] : ....................................

2/3

APPENDIX 1

Document à conserver par / Document to be retained by: le bénéficiaire the beneficiary	Plan d’Options de souscription d’actions SCOR du 16 septembre 2005 2005 SCOR Stock Option Plan dated September 16, 2005

DEMANDE de LEVÉE IRRÉVOCABLE SIMPLE

FINANCEMENT ASSURÉ PAR LE BÉNÉFICIAIRE DÈS LA SIGNATURE
DU PRÉSENT BULLETIN

REQUEST FOR THE IRREVOCABLE EXERCISE OF OPTIONS

PAYMENT PROVIDED BY THE BENEFICIARY UPON SIGNATURE OF THE PRESENT FORM

Nom et prénom (en majuscules) Surname and name (in all uppercase)
Date et lieu de naissance (mention obligatoire) Date and place of birth (required information)	I___/___/_____I I_____________________________I I____I I__________________________I Date de naissance Lieu de naissance : Ville, Département, Pays Date of birth Place of birth: City, County, Country
Nationalité / Nationality
Numéro de Sécurité Sociale (for French residenst only)	I___I___I___I___I____I____I
Adresse du domicile fiscal Address of tax residence
Adresse courrier (si différente) Mailing address (if different)

Ayant reçu du Conseil d’Administration de la société SCOR, en date du 31 août 2005, une attribution d’options de souscription d’actions SCOR au prix d’exercice de € 1, déclare demander la levée irrévocable [1] des options dont je suis titulaire et en conséquence souscrire ...................................... actions SCOR (minimum 1000 actions par souscription).

Pursuant to the decision taken by the Board of Directors of SCOR on August 31, 2005 to grant options to subscribe to shares of SCOR at an exercise price of € 1.66, I hereby request the irrevocable exercise [1] of the options of which I am a beneficiary and, accordingly, subscribe for..................................... shares of SCOR (minimum 1000 shares per subscription).

FINANCEMENT DE LA LEVEE (nombre d’actions souscrites x prix d’exercice)

PAYMENT FOR EXERCISE OF OPTIONS (number of shares subscribed multiplied by the exercise price)

Je joins à ce document un chèque bancaire ou postal libellé à l'ordre de BNP Paribas Securities Services ou un virement en euros sur le compte :

BIC Code / SWIFT: PARBFRPPXXX, numéro : 41329 00001 0000084009P 04 de .......................................... € représentant le montant de ma levée d'options.

I enclose a cashier's check made out to BNP Paribas Securities Services or a funds transfer in euros to the following account:

BIC Code / SWIFT: PARBFRPPXXX ; account number: 41329 00001 0000084009P 04 in an amount of € ........................... representing the total amount due upon the exercise of the options.

FORME JURIDIQUE DES TITRES

LEGAL FORM OF SHARES

Les actions SCOR issues de ma levée d’options seront inscrites au moment de leur levée au nominatif pur sur un compte à mon nom auprès de BNP Paribas Securities Services.

The SCOR shares received upon the exercise of the above options are to be held in registered form in an account opened in my name at the Issuers Department of BNP Paribas Securities Services.

Fait à / Done at : ..................................... Date / Date : .............................................. Signature [2] : .................................................

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APPENDIX 2

Document à adresser à / Document to be sent to : BNP PARIBAS SECURITIES SERVICES G.I.S. EMETTEURS LES COLLINES DE L’ARCHE 75450 PARIS CEDEX 09	Plan d’Options de SCOR SCOR Stock Option Plans

DEMANDE DE CONVERSION AU PORTEUR REQUEST FOR CONVERSION OF SHARES TO BEARER FORM

Nom et prénom (en majuscules) Surname and name (in all uppercase)
Date et lieu de naissance (mention obligatoire) Date and place of birth (required information)	I___/___/_____I I_____________________________I I____I I__________________________I Date de naissance Lieu de naissance : Ville, Département, Pays Date of birth Place of birth : City, County, Country
Nationalité / Nationality
Numéro de Sécurité Sociale (for French residents only)	I__I___I___I___I____I____I
Adresse du domicile fiscal Address of tax residence
Adresse courrier (si différente) Mailing address (if different)

détenteur de ..................... actions SCOR, créées dans le cadre de plans d'options de souscription / d'achat, demande par la présente la conversion au porteur de:

holder of ........................ SCOR shares, acquired in connection with share subscription / purchase option plans, hereby requests the conversion into bearer form of::

–	Actions : .................. (nombre en chiffres) ............................................................................ (nombre en lettres),
–	Shares: ..................... (number in figures).............................................................................(number in letters),

ainsi que le virement de ces titres au crédit de mon compte :

as well as the transfer of these shares to be credited to my account:

Coordonnées bancaires d'un compte en France / Bank account details for an account in France (joindre un relevé d'identité bancaire (RIB), postal 'RIP) ou Caisse d'Épargne (RICE) :

Nom de la banque : .................................................................................................................................................................

Code banque	Code guichet	Numéro de compte	Clé

Coordonnées bancaires d'un compte hors de France / Bank account details for an account outside France:

Référence codée de la banque : I__I__I__I__I__I__I__I__I__I__I Référence codée du guichet ou agence : I__I__I__I__I__I

Bank reference code:                                                            Branch or agency reference code

Référence du compte première partie / Account reference (first part) : I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I

Référence du compte deuxième partie : I__I__I__I__I__I__I__I__I__I__I Elément de contrôle final : I__I__I__I__I__I

Account reference (second part): Element of final verification:

Code SWIFT (ou code BIC) / SWIFT code (or BIC code) : I__I__I__I__I__I__I__I__I__I__I__I

Nom de la banque / Name of the bank : I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I

Nom et/ou adresse de l'agence / Name and/or address of branch/agency :

I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I

I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I

Fait à / Done at : ...................................	Date / Date : ............................

Signature

APPENDIX 3

Document à transmettre par fax à : Document to be sent by fax to: BNP PARIBAS SECURITIES SERVICES G.I.S. EMETTEURS STOCK OPTIONS LES COLLINES DE L'ARCHE 75450 PARIS CEDEX 09 +33 (0)1 55 77 95 33	PLAN D’OPTIONS D’ACTIONS SCOR SCOR STOCK OPTION PLANS DEMANDE DE CONVERSION AU PORTEUR ET DE VENTE D'ACTIONS REQUEST FOR CONVERSION OF SHARES TO BEARER FORM AND SALE OF SHARES

Nom et prénom (en majuscules) Surname and name (in all uppercase)
Date et lieu de naissance (mention obligatoire) Date and place of birth (required information)	I___/___/_____I I_____________________________I I____I I__________________________I Date de naissance Lieu de naissance : Ville, Département, Pays Date of birth Place of birth : City, County, Country
Nationalité / Nationality
Numéro de Sécurité Sociale (for French residents only)	I__I___I___I___I____I____I
Adresse du domicile fiscal Address of tax residence
Adresse courrier (si différente) Mailing address (if different)

détenteur de ..................... actions SCOR, créées dans le cadre de plans d'options de souscription / d'achat, demande par la présente la conversion au porteur de:

holder of ........................ SCOR shares, acquired in connection with share subscription / purchase option plans, hereby requests the conversion into bearer form of:

-	Actions : .................. (nombre en chiffres) ............................................................................ (nombre en lettres),
-	Shares: ..................... (number in figures)..........................................................................(number in letters),

que je vous demande de vendre (cocher le choix retenu) :

which I instruct you to sell: (tick box as appropriate)

Au Marché	ou	Au cours limité(1) de € ............
At Market price	or	At a limit price of €.................	or	at a limited price of € ............ (limit order)

Je demande à ce que le montant de la vente, net de la commission de banque et des frais de bourse(2) soit versé sur mon compte :

I request that the sale proceeds, net of any bank commissions and brokerage fees, be credited to my account:

Coordonnées bancaires d'un compte en France / Bank account details for an account in France (joindre un relevé d'identité bancaire (RIB), postal 'RIP) ou Caisse d'Épargne (RICE) :

Nom de la banque : .................................................................................................................................................................

Code banque	Code guichet	Numéro de compte	Clé

Coordonnées bancaires d'un compte hors de France / Bank account details for an account outside France:

Référence codée de la banque : I__I__I__I__I__I__I__I__I__I__I Référence codée du guichet ou agence : I__I__I__I__I__I

Bank reference code:                                                            Branch or agency reference code

Référence du compte première partie / Account reference (first part) : I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I

Référence du compte deuxième partie : I__I__I__I__I__I__I__I__I__I__I Elément de contrôle final : I__I__I__I__I__I

Account reference (second part): Element of final verification:

Code SWIFT (ou code BIC) / SWIFT code (or BIC code) : I__I__I__I__I__I__I__I__I__I__I__I

Nom de la banque / Name of the bank : I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I

Nom et/ou adresse de l'agence / Name and/or address of branch/agency :

I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I

I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I__I

Date et signature / Date and signature : .............................................................

_________________________

 Il appartient au bénéficiaire de conserver une copie du document/ It is the responsibility of the beneficiary to keep a copy of this document